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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 10
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                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             QUALCOMM SPINCO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      33-0811062
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

             6455 LUSK BOULEVARD
            SAN DIEGO, CALIFORNIA
          ATTENTION: HARVEY P. WHITE
    PRESIDENT AND CHIEF EXECUTIVE OFFICER                          92121
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                       (ZIP CODE)

                                WITH COPIES TO:

              FREDERICK T. MUTO                                SCOTT N. WOLFE
                THOMAS A. COLL                                 DAVID A. HAHN
              COOLEY GODWARD LLP                              LATHAM & WATKINS
             4365 EXECUTIVE DRIVE                               701 B STREET
                  SUITE 1100                                     SUITE 2100
           SAN DIEGO, CA 92121-2128                       SAN DIEGO, CA 92101-8193
                (619) 550-6000                                 (619) 236-1234

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (619) 587-1121 SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                     NONE.

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                        COMMON STOCK, $0.0001 PER SHARE
                                (TITLE OF CLASS)

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                             QUALCOMM SPINCO, INC.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT:
                 CROSS-REFERENCE BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

  ITEM
 NUMBER             CAPTION                      LOCATION IN INFORMATION STATEMENT
--------            -------                      ---------------------------------
Item 1.   Business                     Information Statement Summary; Risk Factors;
                                       Introduction; The Distribution; Management's
                                       Discussion and Analysis of Financial Condition and
                                       Results of Operations; Business; Combined Financial
                                       Statements.
Item 2.   Financial Information        Information Statement Summary; Risk Factors; Pro Forma
                                       Capitalization; Pro Forma Combined Financial
                                       Statements; Selected Historical Financial Data;
                                       Management's Discussion and Analysis of Financial
                                       Condition and Results of Operations; Combined
                                       Financial Statements.
Item 3.   Properties                   Business.
Item 4.   Security Ownership of        Principal Stockholders; Management.
          Certain Beneficial Owners
          and Management
Item 5.   Directors and Executive      Management; Liability and Indemnification of Directors
          Officers                     and Officers.
Item 6.   Executive Compensation       Management.
Item 7.   Certain Relationships and    Information Statement Summary; The Distribution;
          Related Transactions         Relationship Between QUALCOMM and the Company after
                                       the Distribution; Certain Relationships and Related
                                       Transactions.
Item 8.   Legal Proceedings            Business.
Item 9.   Market Price of and          Information Statement Summary; The Distribution;
          Dividends on the             Principal Stockholders; Management; Treatment of
          Registrant's Common Equity   QUALCOMM Employee Stock Options in the Distribution;
          and Related Stockholder      Description of Company Capital Stock.
          Matters
Item 10.  Recent Sales of              Description of Company Capital Stock.
          Unregistered Securities
Item 11.  Description of Registrant's  Description of Company Capital Stock.
          Securities to Be Registered
Item 12.  Indemnification of           Liability and Indemnification of Directors and
          Directors and Officers       Officers.
Item 13.  Financial Statements and     Index to Financial Statements and the statements
          Supplementary Data           referenced therein.
Item 14.  Changes in and               Not Applicable.
          Disagreements with
          Accountants on Accounting
          and Financial Disclosure
Item 15.  Financial Statements and     Index to Financial Statements; Exhibit Index.
          Exhibits

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          QUALCOMM SpinCo, Inc.

June 30, 1998                             By: /s/ HARVEY P. WHITE
                                            ------------------------------------
                                            Name: Harvey P. White
                                            Title: President and Chief Executive
                                              Officer

                                 EXHIBIT INDEX

    EXHIBIT
      NO.                              DESCRIPTION
    -------                            -----------
     2.1*      Form of Separation and Distribution Agreement between
               QUALCOMM Incorporated ("QUALCOMM") and the Registrant.
     3.1*      Form of Amended and Restated Certificate of Incorporation of
               the Registrant.
     3.2*      Form of Amended and Restated Bylaws of the Registrant.
     4.1*      Form of Common Stock Certificate.
    10.1*      Form of Credit Facility Agreement between QUALCOMM and the
               Registrant.
    10.2*      Form of Tax Agreement between QUALCOMM and the Registrant.
    10.3*      Form of Interim Services Agreement between QUALCOMM and the
               Registrant.
    10.4*      Form of SpinCo 1998 Equity Incentive Plan.
    10.5*      Form of 1998 Non-Employee Directors' Stock Option Plan.
    10.6*      Form of Master Agreement Regarding Equipment Procurement
               between QUALCOMM and the Registrant.
    10.7*      Form of Employee Benefits Agreement between QUALCOMM and the
               Registrant.
    10.8*      Form of Warrant to be issued to QUALCOMM.
    21.1*      Subsidiaries of the Registrant.
    27.1       Financial Data Schedule.
    27.2       Financial Data Schedule.
    27.3       Financial Data Schedule.
    27.4       Financial Data Schedule.
    99.1       QUALCOMM SpinCo, Inc. Information Statement dated
                                   , 1998.

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  * To be filed by amendment.